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                                                                     EXHIBIT 3.1

                              DECLARATION OF TRUST
                                       OF
                     INFORMATION RESOURCES, INC. LITIGATION
                        CONTINGENT PAYMENT RIGHTS TRUST

          THIS DECLARATION OF TRUST is made as of August 27, 2003 (this "Declaration"), by and among Information Resources, Inc., a Delaware corporation, as sponsor (the "Sponsor"), and Wachovia Bank of Delaware, National Association, a national banking association, as trustee (the "Delaware Trustee"). The Sponsor and the Delaware Trustee hereby agree as follows:

          1. The trust created hereby shall be known as Information Resources, Inc. Litigation Contingent Payment Rights Trust (the "Trust"), in which name the Delaware Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801, et. seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed on even date herewith to execute and file a certificate of trust with the Office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.

          3. The Sponsor, the Delaware Trustee and certain other trustees will enter into an Amended and Restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Contingent Payment Right Certificates to be referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law. Notwithstanding the foregoing, the Delaware Trustee shall take all reasonable actions as directed by the Sponsor in order to effect the transactions contemplated herein.

          4. The Sponsor is hereby authorized, in its sole discretion, as an agent of the Trust (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, (a) a Registration Statement on behalf of the Trust (including pre-effective or post-effective amendments to such Registration Statement) relating to the registration under the Securities Act of 1993, as amended (the "1993 Act"), of the Contingent Payment Right Certificates of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Contingent Payment Right Certificates required to be filed under the 1933 Act, and (c) if required, a Tender Offer Statement on appropriate form (including all pre-effective and post-effective amendments thereto) relating to the registration of the Contingent Payment Right Certificates of the Trust

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under the Securities Exchange Act of 1934 (the "1934 Act"), as amended; (ii) to file with any desirable exchange or quotation system (collectively, the "Exchanges") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Contingent Payment Right Certificates to be listed or eligible for quotation on the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Contingent Payment Right Certificates under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform a depository agreement with the initial clearing agency, relating to the Contingent Payment Right Certificates,
(v) to apply for and obtain a tax identification number for the Trust; and (vi) to take such actions as may be necessary or advisable as to give effect to the transactions contemplated in the Agreement and Plan of Merger to be entered into by and among Gingko Corporation, Gingko Acquisition Corp. and the Sponsor or to comply with the obligations of the Trust under the 1933 Act, the 1934 Act or other applicable law in connection therewith.

          In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Delaware Trustee, the Delaware Trustee, in its capacity as trustee of the Trust shall hereby, upon instruction by the Sponsor, be authorized and directed to join in such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee in its capacity as the Delaware Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws.

          5. The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; PROVIDED, however, that the number of trustees shall in no event be less than one (1); PROVIDED, FURTHER, that to the extent required by the Statutory trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause the Delaware Trustee at any time. The Delaware Trustee of the Trust may resign upon thirty (30) days' prior notice to the Sponsor. Following the Delaware Trustee's resignation or removal, the Delaware Trustee shall have no further duties hereunder.

          6. Compensation for acting as Delaware Trustee shall be set forth in one or more separate fee agreement between the Delaware Trustee and the Sponsor. Notwithstanding anything herein to the contrary, the Delaware Trustee shall have no duties hereunder except to (i) execute and file a certificate of trust with the Office of the Secretary of State of the State of Delaware, (ii) fulfill the requirements of Section 3807 of the Statutory trust Act, and (iii) take such other action as directed in writing by the Sponsor.


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          7.   The Sponsor agrees, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Delaware Trustee, (ii) any affiliate of the Delaware Trustee, (iii) any officer, director, shareholder, employee, representative or agent of the Delaware Trustee and any affiliate of the Delaware Trustee, and (iv) any employee or agent of the Trust or its affiliates (each an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

          8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware, PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS DECLARATION ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS OTHER THAN THE STATUTORY TRUST ACT THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS DECLARATION. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

          9. Each party hereto (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware State court or Federal court sitting in Wilmington, Delaware in any action arising out of this Declaration, and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

          10. This Declaration may be executed in several counterparts, each of which will be deemed an original, and the counterparts will together constitute one and the same agreement, notwithstanding that all the parties are not signatory to the original or the same counterpart.


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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                              WACHOVIA BANK OF DELAWARE,
                              NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as the Delaware Trustee of the Trust

                              By: /s/ Sterling C. Correia
                                  ----------------------------------------------
                                  Name: Sterling C. Correia
                                  Title: Vice President

                              INFORMATION RESOURCES, INC.,
                              as Sponsor

                              By: /s/ Joseph P. Durrett
                                  ----------------------------------------------
                                  Name: Joseph P. Durrett
                                  Title: Chairman, Chief Executive Officer
                                         and President


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                                    EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                     INFORMATION RESOURCES, INC. LITIGATION
                         CONTINGENT PAYMENT RIGHTS TRUST

          This Certificate of Trust is being duly executed and filed on behalf of the statutory trust formed hereby by the undersigned, being the trustees of the Trust, to form a statutory trust pursuant to the Delaware Statutory Trust Act (12 DEL. C. Sections 3801 et seq.).

                                    ARTICLE I

          The name of the statutory trust formed hereby is Information Resources, Inc. Litigation Contingent Payment Rights Trust (the "Trust").

                                   ARTICLE II

          The name and address of the Trustee of the Trust having its principal place of business in the State of Delaware is:

          Wachovia Bank of Delaware, National Association
          One Rodney Square, Suite 102
          920 King Street
          New Castle County
          Wilmington, Delaware 19801

                                   ARTICLE III

          This Certificate of Trust may be executed in counterparts and shall become effective upon filing in the Office of the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned trustee has caused this Certificate of Trust to be duly executed as of the day and year first above written.

                              WACHOVIA BANK OF DELAWARE,
                              NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as the Delaware Trustee of the Trust

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                                      A-1